As filed with the Securities and Exchange Commission on December 7, 2007

Registration No. 000-•

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Gushan Environmental Energy Limited

(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(IRS Employer Identification No.)

No. 37, Golden Pond Road

Golden Mountain Industrial District

Fuzhou City, Fujian Province

People’s Republic of China

(Address of principal executive offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-147794

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing one ordinary share, nominal value HK$0.00001 per share	New York Stock Exchange, Inc.

Ordinary shares, nominal value HK$0.00001 per share	New York Stock Exchange, Inc.*

*	Application to be made for listing, not for trading, but only in connection with the registration of American depositary shares pursuant to requirements of the Securities and Exchange Commission.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The description of the securities being registered hereby is contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-147794) relating to such securities, initially filed by the Registrant with the Securities and Exchange Commission on December 3, 2007, as may be amended from time to time. The description of the Registrant’s securities contained in the Prospectus is hereby incorporated by reference. Copies of such description will be filed with the listing application filed with the New York Stock Exchange, Inc. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the securities to be registered hereunder is also incorporated by reference into this registration statement.

Item 2. Exhibits

The securities being registered hereby are to be registered on the New York Stock Exchange, Inc. on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to the New York Stock Exchange, Inc. and are not filed herewith or incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Gushan Environmental Energy Limited.

By:	/s/ Jianqiu Yu
Name:	Jianqiu Yu
Title:	Chairman and Principal Executive Officer

Date: December 7, 2007

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